UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2024

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

On November 22, 2024, the Audit Committee of the Board of Directors of the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective immediately.

The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports on the financial statements of the Company for the fiscal year ended December 31, 2023 included an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2023 and 2022 and subsequent interim period through November 22, 2024, there (i) have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of such disagreements in its reports on the Company’s financial statements and (ii) were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses in the Company’s internal control over financial reporting identified by management. These material weaknesses identified were as follows:

●	The Company did not design and maintain an effective control environment commensurate with its financial reporting requirements. Specifically, the Company did not maintain a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, experience, and training commensurate with its accounting and financial reporting requirements. Additionally, the lack of a sufficient complement of personnel resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of its financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in its finance and accounting functions. This material weakness contributed to the following additional material weaknesses.
●	The Company did not design and maintain effective controls over the segregation of duties related to journal entries and account reconciliations. Specifically, certain personnel have the ability to both (i) create and post journal entries within its general ledger system and (ii) prepare and review account reconciliations.
●	The Company did not design and maintain effective controls over the accounting and disclosure for debt and equity instruments. Specifically, the Company did not design and maintain effective controls over the accounting for the issuance and extinguishment of convertible note arrangements, warrants and common stock.
●	The Company did not design and maintain effective controls over the accounting for inventory and related accounts. Specifically, the Company did not design and maintain effective controls over verifying the existence of inventory, the accuracy of purchases, manufacturing costs, and write-offs and the financial statement presentation of inventory and related accounts.
●	The Company did not design and maintain effective controls over the accounting for contract assets and liabilities. Specifically, the Company did not design and maintain effective controls over the accuracy and the financial statement presentation of contract assets and liabilities, including variable consideration.
●	The Company did not design and maintain effective controls over financial statement preparation, presentation and disclosure commensurate with its financial reporting requirements. Specifically, the Company did not design and maintain effective controls over the appropriate classification and presentation of accounts and disclosures in the consolidated financial statements.
●	The Company did not design and maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of its consolidated financial statements. Specifically, the Company did not design and maintain effective:

○	user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate company personnel; and
○	program change management controls to ensure that information technology program and data changes affecting certain financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately.

The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter from PwC is attached hereto as Exhibit 16.1 to this Form 8-K.

New Independent Accountants

As of the filing date of this Form 8-K, the Company has not engaged a new independent accounting firm for the fiscal year ending December 31, 2024. At such time as a new independent accounting firm is engaged, the Company will file a Form 8-K disclosing such appointment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLP dated November 27, 2024

10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: November 27, 2024	By:	/s/ Bradley Kreger
Bradley Kreger
Chief Executive Officer